As filed with the Securities and Exchange Commission on April 21, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

21Vianet Group, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	M5, 1 Jiuxianqiao East Road, Chaoyang District Beijing 100016, People’s Republic of China (+86 10) 8456 2121

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong (+852) 3740-4700	Howard Zhang, Esq. Davis Polk & Wardwell LLP 26/F, Twin Towers West, B12 Jian Guo Men Wai Avenue, Chaoyang District, Beijing 100022, PRC (+86 10) 8567 5000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-173292

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Ordinary Shares, par value US$0.00001 per share(4)	3,450,000	US$2.50	US$8,625,000	US$1,002

(1)	A total of 86,250,000 of Class A Ordinary shares were registered under Registration Statement No. 333-173292. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-173292 exceed 89,700,000.
(2)	Includes 450,000 Class A ordinary shares that may be purchased by the underwriters to cover over-allotments, if any. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(4)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-173331). Each American depositary share represents six Class A ordinary shares.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-173292) filed by 21Vianet Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 4, 2011, which was declared effective by the Commission on April 20, 2011, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on April 21, 2011.

21Vianet Group, Inc.

By:	/s/ Sheng Chen
Name:	Sheng Chen
Title:	Chairman of Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on April 21, 2011.

Signature		Title

/s/ Sheng Chen Name: Sheng Chen		Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

* Name: Yoshihisa Ueno		Director

* Name: David Ying Zhang		Director

* Name: Hongwei Jenny Lee		Director

/s/ Shang-Wen Hsiao Name: Shang-Wen Hsiao		President and Chief Financial Officer (principal financial and accounting officer)

*By Name:	/s/ Sheng Chen Sheng Chen Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of 21Vianet Group, Inc., has signed this registration statement or amendment thereto in New York, on April 21, 2011.

Authorized U.S. Representative

By:	/s/ Kate Ledyard
Name:	Kate Ledyard
Title:	Manager

21Vianet Group, Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Maples & Calder regarding the validity of the ordinary shares being registered

23.1	Consents of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm

23.2	Consent of Maples & Calder (included in Exhibit 5.1)

24.1

Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of the registrant (Registration No. 333-173292) initially filed with the Securities and Exchange Commission on April 4, 2011)